                                                                    EXHIBIT 10.1


                                 LOAN AGREEMENT

                                     between

                               HELEN OF TROY L.P.
                              HELEN OF TROY LIMITED

                                as the Borrowers

                                       and

                              BANK OF AMERICA, N.A.
                                  as the Lender
                                      dated

                               September 22, 2003

                                  EXHIBIT 10.1


                                TABLE OF CONTENTS

1.  DEFINITIONS...................................................................................................1
   1.01  Defined Terms............................................................................................1
   1.02  Other Definitions.......................................................................................13

2.  AMOUNT AND TERMS OF REVOLVING CREDIT LOAN....................................................................14
   2.01  Revolving Credit Loan Commitment........................................................................14
   2.02  Note....................................................................................................14
   2.03  Notice for Revolving Credit Loan Borrowing, Continuation or Conversion..................................14
   2.04  Letters of Credit.......................................................................................15
   2.05  Payments................................................................................................20
   2.06  Prepayments.............................................................................................20
   2.07  Illegality..............................................................................................20
   2.08  Inability to Determine Rates............................................................................21
   2.09  Increased Cost and Reduced Return; Capital Adequacy; Reserves on  Eurodollar Rate Loans.................21
   2.10  Funding Loss............................................................................................21
   2.11  Past Due Amounts........................................................................................22
   2.12  Set-off.................................................................................................22

3.  INTEREST; FEES...............................................................................................22
   3.01  Interest................................................................................................22
   3.02  Usury; Non-Usurious Interest............................................................................22

4.  CONDITIONS OF LENDING........................................................................................23
   4.01  Conditions Precedent....................................................................................23
   4.02  Conditions to All Loans.................................................................................24

5.  REPRESENTATIONS AND WARRANTIES...............................................................................25
   5.01  Corporate Existence; Compliance with Law................................................................25
   5.02  Authority; Authorization; Enforceable Obligations.......................................................26
   5.03  No Legal Bar............................................................................................27
   5.04  Financial Statements; No Material Adverse Effect........................................................27
   5.05  No Material Litigation..................................................................................27
   5.06  No Default..............................................................................................28
   5.07  Ownership of Property; Liens............................................................................28
   5.08  No Burdensome Restrictions..............................................................................28
   5.09  Taxes...................................................................................................28
   5.10  Insurance...............................................................................................28
   5.11  Purpose of Loans........................................................................................28
   5.12  Trade Names.............................................................................................29
   5.13  Investment Company Act..................................................................................29
   5.14  Disclosure..............................................................................................29

6.  COLLATERAL SECURITY..........................................................................................29

7.  AFFIRMATIVE COVENANTS........................................................................................29
   7.01  Financial Statements; Reports...........................................................................29
   7.02  Payment of Obligations..................................................................................30
   7.03  Conduct of Business and Maintenance of Existence........................................................30
   7.04  Maintenance of Properties...............................................................................30
   7.05  Maintenance of Insurance................................................................................31
   7.06  Inspection of Books and Records; Discussions............................................................31
   7.07  Notices.................................................................................................31
   7.08  Payment of Expenses and Costs...........................................................................31
   7.09  Amendments to Note Purchase Agreement...................................................................32
   7.10  Dividends...............................................................................................32

8.  NEGATIVE COVENANTS...........................................................................................32
   8.01  Minimum Fixed Charge Coverage Ratio.....................................................................32
   8.02  Maximum Leverage Ratio..................................................................................32
   8.03  Liens...................................................................................................32
   8.04  Operations..............................................................................................33
   8.05  Law.....................................................................................................33
   8.06  Overdrafts..............................................................................................33
   8.07  Merger..................................................................................................33
   8.08  Management..............................................................................................33
   8.09  Dispositions............................................................................................33
   8.10  Investments.............................................................................................34
   8.11  Transactions with Affiliates............................................................................35
   8.12  Use of Proceeds.........................................................................................35
   8.13  Burdensome Agreements...................................................................................35

9.  EVENTS OF DEFAULT............................................................................................36
   9.01  Events of Default.......................................................................................36
   9.02  Remedies Upon Event of Default..........................................................................37

10.  MISCELLANEOUS...............................................................................................38
   10.01 Amendment; Waivers......................................................................................38
   10.02 No Waiver; Cumulative Remedies..........................................................................38
   10.03 GOVERNING LAW...........................................................................................38
   10.04 Survival of Representation and Warranties...............................................................38
   10.05 Successors and Assigns..................................................................................38
   10.06 Severability............................................................................................38
   10.07 Descriptive Headings....................................................................................38
   10.08 Counterparts............................................................................................39
   10.09 No Liability............................................................................................39
   10.10 Indemnification by the Borrowers........................................................................39
   10.11 Assignment..............................................................................................40
   10.12 No Third Party Beneficiaries............................................................................40
   10.13 Notices.................................................................................................40
   10.14 Joint and Several Liability.............................................................................41
   10.15 Sale of Participations..................................................................................41

   10.16 Waiver of Jury Trial....................................................................................42
   10.17 ENTIRE AGREEMENT........................................................................................42

Schedules and Exhibits

Schedule 5.04              Material Indebtedness
Exhibit A                  Form of Note
Exhibit B                  Form of Guaranty
Exhibit C                  Form of Compliance Certificate

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("this Agreement"), dated as of September 22, 2003, is made by and between BANK OF AMERICA, N.A., a national banking association ("Lender"), HELEN OF TROY L.P., a limited partnership duly organized under the laws of the State of Texas ("HOT"), HELEN OF TROY LIMITED, a Barbadian company ("HOT-Barbados") (HOT and HOT-Barbados are collectively referred to herein as the "Borrowers"), HELEN OF TROY LIMITED, a Bermudian company ("Limited"), HOT NEVADA, INC., a corporation duly organized under the laws of the State of Nevada ("HOT-Nevada"), HELEN OF TROY NEVADA CORPORATION, a corporation duly organized under the laws of the State of Nevada ("HOT-NVCORP") and HELEN OF TROY TEXAS CORPORATION, a Texas corporation ("HOTC") (Limited, HOT-Nevada, HOT-NVCORP and HOTC are each a "Guarantor" and are collectively referred to herein as the "Guarantors").

         Borrowers have requested Lender to provide a revolving line of credit loan (the "Revolving Credit Loan") up to an aggregate amount not exceeding $50,000,000.00 at anytime outstanding.

         Lender and Borrowers desire to set forth the terms pursuant to which Lender and Borrowers have agreed to enter into the Revolving Credit Loan;

         NOW, THEREFORE, Lender and Borrowers agree as follows:

1. DEFINITIONS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" means the acquisition by any Person of (a) a majority of the Voting Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

         "Acquisition Consideration" means the consideration given by Limited or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including Voting Stock) or services given, plus (b) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by Limited or any of its Subsidiaries.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any Subsidiary or such first Person or any corporation of which such first Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of Limited.

         "Agreement" means this Loan Agreement, and all Schedules and Exhibits appended hereto, as the same may be from time to time amended, supplemented or modified.

         "Alternate Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its "prime rate." The "prime rate" is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Alternate Base Rate Loan" means a loan which bears interest at a rate determined by reference to the Alternate Base Rate.

         "Applicable Rate" means a per annum rate equal to:

         (a)      with respect to Alternate Base Rate Loans, 0%; and

         (b)      with respect to Eurodollar Loans, 0.75%.

         "Audited Financial Statements" means the audited consolidated balance sheet of Limited and its Subsidiaries for the fiscal year ended February 28, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Limited and its Subsidiaries, including the notes thereto.

         "Borrowing" means a borrowing by Borrowers consisting of a loan made by Lender hereunder, each such loan being a "Loan".

         "Borrowing Date" means any Business Day on which Lender shall make a Loan hereunder.

         "Business Day" means a day (i) on which the Lender and commercial banks in New York City are generally open for business, and (ii) with respect to Eurodollar Loans, on which dealings in Dollar deposits are carried out in the Eurodollar interbank markets.

         "Capital Expenditures" means, with respect to any Person for any period, the sum of the aggregate of any expenditures by such Person during such period for an asset which is properly classifiable in relevant financial statements of such Person as property, equipment or improvement, fixed assets or a similar type of tangible capital asset in accordance with GAAP.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurring of a liability in accordance with GAAP.

         "Cash Collateralize" has the meaning specified in Section 2.04(f).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Voting Stock of such Person; or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Commitment" means the obligation of Lender to make the Revolving Credit Loan pursuant to Section 2.

         "Commitment Period" means the period of time the Commitment is in effect, which period shall commence on the Effective Date and, unless sooner terminated pursuant to the Loan Documents, shall end on the Termination Date.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C attached hereto, with such changes, or in such other form, as agreed to by the Lender.

         "Consolidated EBITDA" shall mean for any period the sum of Consolidated Net Earnings, plus the total of (a) non-cash expenses, such as depreciation and amortization, (b) interest expense, and (c) federal income tax expenses, for Limited and its Subsidiaries, all determined in accordance with GAAP. Consolidated EBITDA shall further be increased by any write-off of goodwill mandated by GAAP.

         "Consolidated Fixed Charges" shall mean for any period the total of all Fixed Charges of Limited and its Subsidiaries, and "Fixed Charges" shall mean for each such entity the sum of scheduled principal payments (excluding voluntary prepayments), plus cash interest expense, plus dividends/distributions and share repurchases made to equity owners (other than dividends/distributions for the payment of federal income taxes).

         "Consolidated Funded Indebtedness" means, as of any date of determination, for Limited and its Subsidiaries on a consolidated basis (eliminating intercompany Indebtedness), the sum of

         (a) all liabilities for borrowed money and redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) all liabilities for the deferred purchase price of property acquired (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f) all Swaps; and

         (g) all Guaranty Obligations with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         "Consolidated Net Earnings" means for any period, net earnings (or loss) after income taxes of Limited and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but not including in such net earnings (or loss) the following:

         (a) any extraordinary gain or loss arising from the sale of capital assets;

         (b) any extraordinary gain or loss arising from any write-up or write-down of assets;

         (c) net earnings of any Person in which Limited or any Subsidiary shall have an ownership interest other than a Subsidiary unless such net earnings (or any portion thereof) shall have actually been received by Limited or such Subsidiary in the form of cash distributions;

         (d) earnings or losses of any Subsidiary accrued prior to the date it became a Subsidiary;

         (e) any portion of the net earnings of any Subsidiary that by reason of any contract or charter restriction or applicable law or regulation (or in the good faith judgment of the Board of Directors of Limited for any reason) is unavailable for payment of dividends to Limited or any of its Subsidiaries;

         (f) the earnings or losses of any Person acquired by Limited or any Subsidiary through purchase, merger, consolidation or otherwise, or the earnings or losses of any Person substantially all of whose assets have been acquired by Limited or any of its Subsidiaries, for any period prior to the date of such acquisition;

         (g) any gain arising from the acquisition of any securities of Limited or any of its Subsidiaries; and

         (h) any other extraordinary gains or losses or any other gain or loss arising from any event or transaction that is unusual in nature and infrequent in occurrence (but which otherwise does not constitute an extraordinary item under GAAP) and which GAAP requires to be reported as a separate component of revenues and expenses from continuing operations.

         The above determination of net earnings (or loss) shall be made without giving effect to any allocation thereof to any minority interest in respect of Limited or any of its Subsidiaries.

         "Contingent Obligation" means as to any Person, any obligation of such Person guaranteeing, or in effect guaranteeing any indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, (a) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation, or (ii) to maintain working capital or equity capital for the Primary Obligor, or otherwise to maintain the net worth or solvency of the Primary Obligor, (b) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (c) otherwise to assure the owner of such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business, or Borrowers' guaranteeing of the Primary Obligations of any Subsidiary.

         "Contractual Obligation" means as to any Person, any provision of any security issued by such Person, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Person is or purports to be a party or by which it or any of its property is or purports to be bound.

         "Credit Extension" means each of the following: (a) a Borrowing and (b) a L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any Event of Default (as defined herein), whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Default Rate" means an interest rate equal to (a) the Alternate Base Rate plus (b) the Applicable Rate, if any, applicable to Alternate Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "Effective Date" means the date of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.

         "Eurodollar Lending Office" means the office of Bank of America, N.A. at 700 Louisiana Street, Houston, Texas, 77002, or such other office of said Lender as the said Lender may from time to time specify to Borrowers.

         "Eurodollar Loan" means a Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Lender to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Lender as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Lender's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Event of Default" means any of the events specified in Section 9 hereof.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Lender on such day.

         "Fixed Charge Coverage Ratio" means, for any period of determination, the ratio of (a) the sum of (i) Consolidated EBITDA for such period minus (ii) the cash taxes paid by Limited and its Subsidiaries during such period minus
(iii) Capital Expenditures of Limited and its Subsidiaries for such period to
(b) Consolidated Fixed Charges.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles as applied to businesses of this nature and the official interpretations thereof by the Financial Accounting Standards Board in effect from time to time. All accounting terms herein and not otherwise defined shall have the meanings given them in accordance with generally accepted accounting principles.

         "Governmental Authority" means the United States Government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by the foregoing.

         "Guarantor" or "Guarantors" has the meaning set forth in the first paragraph of this Agreement, and shall also include any other entity that becomes a Guarantor after the Effective Date.

         "Guaranty" means the continuing guaranty agreement by which each Guarantor unconditionally guarantees payment of the Note, substantially in the form of Exhibit B.

         "Guaranty Obligation" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty Obligation, the indebtedness or other obligations that are the subject of such Guaranty Obligation shall be assumed to be direct obligations of such obligor.

         "Highest Lawful Rate" means the maximum nonusurious contract interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event (i) such maximum nonusurious interest rate shall, at any time or times during the term of a Loan evidenced hereby, be reduced to a rate less than the maximum non-usurious contract rate in effect on the date of such Loan, and (ii) applicable law permits contracting for, taking, reserving, charging and receiving on such Loan throughout the duration thereof the maximum nonusurious contract rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious contract rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, it shall be the "indicated rate ceiling" from time to time in effect. For purposes of determining the Highest Lawful Rate under Texas law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at the Lender's option after notice to the Borrowers and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent

(24%), or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f) Swaps of such Person; and

         (g) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Interest Payment Date" means, (a) as to any Loan other than an Alternate Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Termination Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Alternate Base Rate Loan, each Quarterly Date and the Termination Date.

         "Interest Period" means, as to each Eurodollar Loan, the period commencing on the Borrowing Date and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Requested Borrowing; provided that:

         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (c) no Interest Period shall extend beyond the Termination Date; and

         (d) there shall not be more than seven (7) Interest Periods in effect at any one time.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guaranty Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under all Letters of Credit.

         "Letter of Credit" means any letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

         "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which Limited has delivered its financial statements pursuant to Section 7.01(a).

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Loan Documents" means, as in effect at anytime, this Agreement, the Guaranty, the

Note (including all renewals, extensions and rearrangements thereof), each Request for Credit Extension together with all other instruments executed (i) pursuant to this Agreement or in connection with it, and (ii) any other document reasonably required by Lender in connection with this Agreement.

         "Material Adverse Change" means any of the following events: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, affairs, financial condition, assets or prospects of Limited and its Subsidiaries, taken as whole; or (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on either Borrower's or any Guarantor's ability to perform their obligations under the Agreement or any other Loan Documents, or
(c) a material adverse change in, or material adverse effect upon, the validity or enforceability of this Agreement or any other Loan Document.

         "Maturity Date" means, with respect to any Loan, the maturity date agreed to by Lender and Borrowers with respect to such Loan as the date when such Loan is due and payable. In no event shall any Maturity Date fall on a date after the Termination Date.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Proceeds" means, with respect to any Disposition, the proceeds thereof in the form of cash or cash equivalents, including payments with respect to deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Limited or any Subsidiary), net of (i) brokerage commissions and other reasonable and necessary fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to said Disposition, and (ii) amounts required to be paid and that have been paid in respect of, or amounts required to be pledged and that are pledged to secure, Indebtedness owed to any Person (other than Limited or any Subsidiary) owning a beneficial interest in the properties subject to the Disposition.

         "Note" shall mean the promissory note of Borrowers executed and delivered under Section 2.02 hereof, including any and all renewals, modifications, extensions or rearrangements thereto, in the original principal amount of $50,000,000.00.

         "Notice of Requested Borrowing" shall have the meaning assigned thereto in Section 2.03.

         "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof, occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrowers or any ERISA Affiliate or to which the Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Person" means any natural person, partnership, association, joint venture, corporation (which shall include any business trust), bank, trust, unincorporated organization and/or any government, agency or political subdivision thereof.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrowers or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Notice of Requested Borrowing and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Requirement of Law" means as to any Person, the Articles of Incorporation and Bylaws, or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon, or purporting to be applicable to or binding upon, such Person or any of its assets or to which such Person or any of its assets is or purports to be subject.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, executive vice president, controller, treasurer or assistant treasurer of a Borrower or a Guarantor. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower or a Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower or Guarantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower or Guarantor.

         "Stock" means and includes any and all shares, interests, participations or other equivalents (howsoever designated) of corporate stock.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns more than 50% of the Stock of such Person or sufficient equity or Voting

Stock to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of Limited and, in any event, includes HOT-Nevada, HOT-NVCORP, HOTC, HOT and HOT-Barbados.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Tactica Disposition" means the sale, contribution, redemption or other disposition by Helen of Troy, LLC of Stock in Tactica International, Inc. and/or APA International, Inc.

         "Termination Date" means a final scheduled maturity date of September 21, 2004.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Loan, its character as an Alternate Base Rate Loan or a Eurodollar Loan.

         "Voting Stock" shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions in the case of business entities other than corporations).

         1.02 Other Definitions.

         All terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

         As used herein and in the Note, any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

2. AMOUNT AND TERMS OF REVOLVING CREDIT LOAN

         2.01 Revolving Credit Loan Commitment. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement, Lender agrees to lend hereunder to Borrowers on any one or more Business Days during the Commitment Period, for the purpose of making acquisitions, providing working capital and for general corporate purposes, amounts which shall not at anytime exceed in the principal sum of $50,000,000.00 less Total Outstandings as of the Business Day on which such borrowing is to be made.

         To the extent the Total Outstandings shall at anytime exceed the amount permitted above, payment in an amount necessary to reduce the unpaid principal balance of the Note to the lesser of the amount permitted under this Section, shall be made within two (2) Business Days.

         During the Commitment Period, Borrowers may use the Revolving Credit Loan by borrowing, prepaying as herein provided, and reborrowing; provided, however, Borrowers must be in full compliance with all of the terms of the Loan Documents at the time of and as a prerequisite to any Loan.

         Lender's records shall serve as presumptive evidence of any and all amounts outstanding under the Revolving Credit Loan.

         2.02 Note. The Revolving Credit Loan shall be evidenced by the Note in the principal sum of $50,000,000.00, dated as of the Effective Date, executed and delivered by Borrowers, payable to the order of Lender, in the form appended hereto as Exhibit A. The Termination Date of the Note shall be September 21, 2004.

         Loans made by Lender under the terms of the Note may be either Alternate Base Rate Loans, or one (1) month, two (2) months, three (3) month, or six (6) month Eurodollar Loans.

         Borrowers shall pay interest on each Alternate Base Rate Loan for the Interest Period with respect thereto at a rate per annum equal to the lesser of
(i) the Alternate Base Rate for such Interest Period plus the Applicable Rate, or (ii) the Highest Lawful Rate, which interest shall be due and payable on each Interest Payment Date.

         Borrowers shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Eurodollar Rate plus the Applicable Rate, or (ii) the Highest Lawful Rate, which interest shall be due and payable on each Interest Payment Date.

         If not sooner paid, the entire unpaid principal of, and all accrued, unpaid interest on, the Note and all other amounts owed hereunder shall be due and payable on the Termination Date.

         2.03 Notice for Revolving Credit Loan Borrowing, Continuation or Conversion. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans shall be made (a) in the case of a Borrowing of, conversion to or continuation of Eurodollar Loans, on either Borrower's irrevocable notice given to Lender not later than 10:00 a.m. (Houston time) on the third Business Day prior to the proposed Borrowing Date or requested date of, continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to

Alternate Base Rate Loans, or, (b) in the case of a Borrowing of or conversion to an Alternate Base Rate Loans, on either Borrower's irrevocable notice given to Lender not later than 3:00 p.m. (El Paso time) on the first Business Day prior to the proposed Borrowing Date. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") may be oral or in writing, and shall specify
(i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the proposed Borrowing Date or date of conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, which (x) in the case of a Borrowing of, conversion to or continuation of Eurodollar Loans shall be in an amount not less than $500,000.00 and an integral multiple of $500,000.00 and (y) in the case of a Borrowing of or conversion to an Alternate Base Rate Loan shall be in an amount not less than $ 500,000 and an integral multiple of $100,000, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if a Eurodollar Loan, whether it is a one (1) month, two (2) month, three (3) month, or six (6) month Eurodollar Loan. If any Notice of Requested Borrowing shall be oral, such Borrower shall deliver to Lender prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing. If such Borrower fails to specify a Type of Loan in a Notice of Requested Borrowing, or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Alternate Base Rate Loans. Any such automatic conversion to Alternate Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any such Notice of Requested Borrowing but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         2.04 Letters of Credit.

                  (a) The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth
                  herein, the Lender agrees (A) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of either Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drafts under the Letters of Credit; provided that the Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (y) the Total Outstandings would exceed the Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                           (ii) The Lender shall be under no obligation to issue
                  any Letter of Credit if:

                                    (A) any order, judgment or decree of any
                           Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Lender in good faith deems material to it.

                                    (B) the expiry date of such requested Letter
                           of Credit would occur more than twelve months after the date of issuance;

                                    (C) the expiry date of such requested Letter
                           of Credit would occur after the Letter of Credit Expiration Date;

                                    (D) the issuance of such Letter of Credit
                           would violate one or more policies of the Lender; or

                                    (E) such Letter of Credit is in an initial
                           amount less than $50,000, or denominated in a currency other than Dollars.

                           (iii) The Lender shall be under no obligation to
                  amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of
         Credit.

                           (i) Each Letter of Credit shall be issued or amended,
                  as the case may be, upon the request of either of the Borrowers delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of either of the Borrowers. Such L/C Application must be received by the Lender not later than 1:00 p.m. (Houston time), at least two Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business
                  Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may require.

                           (ii) Upon the Lender's determination that the
                  requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender's usual and customary business practices.

                           (iii) Promptly after its delivery of any Letter of
                  Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Borrowers a true and complete copy of such Letter of Credit or amendment.

                  (c) Drawings and Reimbursements.

                           (i) Upon receipt from the beneficiary of any Letter
                  of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Borrowers thereof. Not later than 1:00 p.m. (El Paso time) on the date of any payment by the Lender under a Letter of Credit (each such date, an "Honor Date"), the Borrowers shall reimburse the Lender in an amount equal to the amount of such drawing either through a cash payment by the Borrowers to the Lender or by a draft by Lender from one or more accounts owned by Borrower. If the Borrowers fail to so reimburse the Lender in either fashion, the Borrowers shall be deemed to have requested a borrowing of an Alternate Base Rate Loan to be disbursed on the Honor Date in an amount equal to the amount of such unreimbursed drawing, without regard to the minimum and multiples specified in
                  Section 2.03 for the principal amount of Alternate Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in Section 4.02.

                           (ii) If the Borrowers fail to reimburse the Lender
                  for any drawing under any Letter of Credit (whether by means of a borrowing or otherwise), such unreimbursed amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

                           (iii) Borrowers hereby authorize Lender to draft any
                  of Borrowers' accounts to reimburse the Lender for any payments made by the Lender pursuant a Letter of Credit. Lender shall give Borrowers notice as soon as possible, but no later than one Business Day before the date of any such draft.

                  (d) Obligations Absolute. The obligation of the Borrowers to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances (except to the extent that the action or inaction of the Lender with respect to such Letter of Credit is proved by the Borrower to be gross negligence or willful misconduct), including the following:

                           (i) any lack of validity or enforceability of such
                  Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim,
                  set-off, defense or other right that the Borrowers (or either one of them) may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other
                  document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by the Lender under such Letter of
                  Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                           (v) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

         The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers' instructions or other irregularity, the Borrowers will immediately notify the Lender. The Borrowers shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.

                  (e) Role of Lender. The Borrowers agree that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Lender, any of its Affiliates, any of the respective officers, directors, employees, agents or attorneys-in-fact of the Lender and its Affiliates, nor any of the respective correspondents, participants or assignees of the Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(d);

         provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Lender, and the Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the Lender's willful misconduct or gross negligence or the Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (f) Cash Collateral. Upon the occurrence and continuance of an Event of Default, if the Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed on the applicable Honor Date, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the applicable Honor Date or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Lender, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender.

                  (g) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Lender and the Borrowers when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

                  (h) Letter of Credit Fees. The Borrowers shall pay to the Lender a Letter of Credit fee for each Letter of Credit equal to .50 of 1% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), but in no event in a minimum amount less than $500. Such letter of credit fees shall be computed on a quarterly basis in arrears and are non-refundable. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

                  (i) Documentary and Processing Charges Payable to Lender. The Borrowers shall pay to the Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.05 Payments. All payments (whether of principal, interest, reimbursements or otherwise) by or on behalf of Borrowers shall be made, in immediately available funds, at the principal office of Lender without set-off, deduction or counterclaim. If received prior to 2:00 p.m. (El Paso time), payments shall be credited on the day of receipt, or if received after 2:00 p.m., payments shall be credited on the next Business Day after receipt by Lender, and shall be applied first to interest accrued to the date of payment, and the balance, if any, to the unpaid principal thereof.

         Except as is otherwise provided herein with respect to Eurodollar Loans, if the due date of any payment falls on a day which is not a Business Day, such date shall be extended to the next succeeding full Business Day and interest shall be payable for any principal so extended for the period of such extension.

         2.06 Prepayments.

                  (a) Voluntary Prepayments. Borrowers may, at their option, on any Business Day, prepay the outstanding principal amount of any Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (b) Mandatory Prepayments. Within 10 Business Days of the receipt of Net Proceeds from Dispositions by the Borrowers of any assets other than any Dispositions permitted under clauses (a) through (g) of Section 8.09 hereof, the Borrowers shall prepay Loans in an aggregate principal amount equal to 100% of such Net Proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid.

         2.07 Illegality. If Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its Eurodollar Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by Lender to the Borrower, any obligation of Lender to make or continue Eurodollar Loans or to convert Alternate Base Rate Loans to Eurodollar Loans shall be suspended until Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from Lender, prepay or, if applicable, convert all Eurodollar Loans to Alternate Base Rate Loans, either on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Lender agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of Lender, otherwise be materially disadvantageous to Lender.

         2.08 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Loans in the amount specified therein.

         2.09 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

                  (a) If Lender determines that as a result of the introduction of or any change in or in the interpretation of any law, or Lender's compliance therewith, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by Lender in connection with any of the foregoing, then from time to time upon demand of Lender, the Borrower shall pay to Lender such additional amounts as will compensate Lender for such increased cost or reduction.

                  (b) If Lender determines that the introduction of any law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by Lender (or its lending office) therewith, has the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and Lender's desired return on capital), then from time to time upon demand of Lender, the Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction.

                  (c) The Borrower shall pay to Lender, as long as Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by Lender (as determined by Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice of such additional interest from Lender. If Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         2.10 Funding Loss. Upon demand of Lender, the Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than an Alternate Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Alternate Base Rate Loan on the date or in the amount notified by the Borrower;

excluding any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lender under this Section, the Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

         2.11 Past Due Amounts. Any amount not paid when due with respect to the principal of a Loan (whether at the Termination Date, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest at the lesser of (a) the Default Rate and (b) the Highest Lawful Rate.

         2.12 Set-off. In the event Borrowers shall fail to pay any sum due under the terms of this Agreement or the Note, which failure shall constitute one or more Events of Default hereunder, Lender shall have the right, in addition to all other rights and remedies available to it, to set-off, to the extent permitted by applicable law, against the unpaid balance of any note held by it or any debt owing to Borrowers or Guarantors, including, without limitation, any funds in any deposit account, whether general or special in nature, maintained by Borrowers or Guarantors with Lender, and nothing in this Agreement shall be deemed any waiver or prohibition of any depository's right or banker's lien or set-off.

3. INTEREST; FEES

         3.01 Interest. Interest with respect to Eurodollars Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be. Interest on all other amounts due hereunder, including those on Alternate Base Rate Loans, shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

         3.02 Usury; Non-Usurious Interest. Lender and Borrowers intend in the execution of the Loan Documents to contract in strict compliance with applicable usury laws. Lender and Borrowers therefore stipulate and agree that none of the terms and provisions contained in this Agreement, or in the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest at a rate in excess of the Highest Lawful Rate. Accordingly, it is agreed that (i) the aggregate of all interest, and other charges and fees constituting interest under applicable laws, contracted for, chargeable, receivable or reserved under the Loan Documents or otherwise in connection with this loan transaction, shall never exceed that which would accrue on the outstanding principal balance of the Revolving Credit Loan at the Highest Lawful Rate, and (ii) no provision of the Loan Documents, or any other instrument relating to the Revolving Credit Loan, shall require the payment or permit the charging, receipt, collection or reserving of interest in excess of that which would accrue at the Highest Lawful Rate. If any such excess is, or is adjudicated to be, so provided for, it shall be deemed a mistake and the provisions of this Section 3.02 shall govern, and neither Borrowers, nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note, nor their heirs, personal representatives, successors or assigns, shall be contractually obligated to pay such excess, nor shall Lender be permitted to contract for, charge, receive, collect or reserve such excess, and this Agreement and the Loan Documents shall automatically be reformed so as to permit only the charge for and collection of the amount of non-usurious interest allowed under applicable usury laws. The Highest Lawful Rate shall be computed from the date Loan funds are disbursed to Borrowers for their account, and interest shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread over the full term of the Note, that is, from the Effective Date until the Maturity Date, to the extent permitted by applicable law.

         Any interest in excess of that which accrues at the Highest Lawful Rate shall be canceled automatically, and if theretofore paid, shall at Lender's option, be either refunded to Borrowers or credited on the unpaid principal amount of the Revolving Credit Loan.

         For purposes of this Section 3, "interest" shall include, if and to the extent characterized as interest under applicable law, any charge, payment, fee or obligation characterized as interest under applicable laws.

4. CONDITIONS OF LENDING

         4.01 Conditions Precedent. The obligation of Lender to make the initial Credit Extension is subject to the receipt by Lender of the following documents, each of which shall be satisfactory in form and substance to Lender, and the satisfaction of the following conditions precedent:

                  (a) Note. Lender shall have received the Note, conforming to the requirements hereof, duly completed and executed.

                  (b) Resolutions and Certificates. Lender shall have received, prior to the execution of the Loan Documents (i) appropriate resolutions from HOT evidencing that the partners of HOT have authorized execution and delivery of this Agreement and all instruments contemplated hereby, (ii) appropriate resolutions from Limited evidencing that the Board of Directors or shareholders of Limited, as applicable, have authorized execution and delivery of this Agreement and all instruments contemplated hereby, (iii) appropriate resolutions from Guarantors evidencing that the Board of Directors or shareholders of the Guarantors, as applicable, have authorized execution and delivery of this Agreement, the Guaranty, and all instruments contemplated hereby, (iv) a Certificate of Limited Partnership of HOT from the State of Texas confirming the existence and good standing of HOT, and (v) the Articles of Incorporation and Bylaws of Limited and each Guarantor confirming the existence and good standing of Limited and each Guarantor, and (vi) if applicable, a certificate of assumed name duly filed as required by law.

                  (c) Guaranty. Lender shall have received the Guaranty in form and substance acceptable to the Lender.

                  (d) Opinion of Counsel. If required by Lender, Lender shall have received a legal opinion from Borrowers' legal counsel opining as to due organization, existence, good standing and authority of each Borrower and each Guarantor, due authority of the Person or Persons executing the Loan Documents on behalf of each Borrower and each Guarantor, the enforceability, validity and binding effect of the Loan Documents to be executed by each Borrower and/or each Guarantor, and such other matters as Lender may reasonably require.

                  (e) Additional Matters. Such other documents as reasonably requested by Lender, each duly completed and executed. All documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

                  (f) No Litigation. No actions, suits, proceedings, claims or disputes shall have been threatened or commenced in any court, in arbitration or before any Governmental Authority against Limited or any of its Subsidiaries which (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, (ii) would materially and adversely affect the ability of Limited and its Subsidiaries to perform their obligations hereunder or (iii) either individually or in the aggregate, if determined adversely, could reasonably be expected to result in a material adverse change in the business, operations, properties, or financial or other condition of Limited and its Subsidiaries.

         4.02 Conditions to All Loans. The obligation of Lender to honor any Request for Credit Extension (other than a Notice of Requested Borrowing requesting only a conversion of the Loans to the other Type, or a continuation of Eurodollar Loans) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. The representations and warranties contained in Section 5 hereof, or which are contained in any certificate, document or financial or other statement furnished at anytime under or in connection herewith, shall be materially true and correct on and as of the Borrowing Date for such Loan as if made on and as of such date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date, or after giving effect to the advance to be made on the date of such Credit Extension unless, in the case of a Default other than (i) failure to pay the Note as and when due,
(ii) failure to give any notice required in Section 7.07 hereof, (iii) failure to comply with the negative covenants set forth in Section 8 hereof (for which no notice or opportunity to cure is required to be given or is allowed, as the case may be), and (iv) under Section 9.01(h) hereof, Borrowers have commenced in good faith to cure any such Default in a manner reasonably acceptable to Lender.

                  (c) Delivery of Waived Items. Lender shall have received any items or documents which were to have been delivered to Lender on or before the initial funding of the Revolving Credit Loan, the delivery of which was waived by Lender at the time of the initial funding of the Revolving Credit Loan.

                  (d) Approvals. The business and operations of Borrowers as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the date of each advance hereunder shall have been and shall be in compliance with all applicable laws, regulations and orders of any Governmental Authority affecting Borrowers and their business and operations.

                  (e) Commitment Fees. All commitment fees, if any, billed to Borrowers pursuant to this Agreement have been paid in full.

                  (f) Request for Credit Extension. The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in
Section 4.02(a) and (b) have been satisfied on and as of the date of such applicable Credit Extension.

5. REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement, make the Credit Extensions, each Borrower and each Guarantor jointly and severally represent and warrant, as of the date hereof, and as of the date of Credit Extension, that:

         5.01 Corporate Existence; Compliance with Law.

                  5.01.1 HOT is (a) a Texas limited partnership which is duly organized, validly existing and in good standing; (b) has the power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (c) is in compliance with all material Requirements of Law, including, without limitation, all Requirements of Law necessary for the operation of HOT's business. HOT is duly qualified to do business and is in good standing in all jurisdictions wherein the character of property it owns or the nature of the business it transacts makes such qualification necessary.

                  5.01.2 HOT-Barbados is (a) a Barbados corporation which is duly organized, validly existing and in good standing; (b) has the corporate power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (c) is in compliance with all material Requirements of Law, including, without limitation, all Requirements of Law necessary for the operation of HOT Barbados' business. HOT-Barbados is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein the character of property it owns or the nature of the business it transacts makes such qualification necessary.

                  5.01.3 Limited is (a) a Bermuda corporation which is duly organized, validly existing and in good standing; (b) has the corporate power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (c) is in compliance with all material Requirements of Law, including, without limitation, all Requirements of Law necessary for the operation of Limited's business. Limited is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein the character of property it owns or the nature of the business it transacts makes such qualification necessary.

                  5.01.4 HOTC is (a) a Texas corporation which is duly organized, validly existing and in good standing; (b) has the power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (c) is in compliance with all material Requirements of Law, including, without limitation, all Requirements of Law necessary for the operation of HOTC's business. HOTC is duly qualified to do business and is in good standing in all jurisdictions wherein the character of property it owns or the nature of the business it transacts makes such qualification necessary.

                  5.01.5 HOT-Nevada is (a) a Nevada corporation which is duly organized, validly existing and in good standing; (b) has the power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (c) is in compliance with all material Requirements of Law, including, without limitation, all Requirements of Law necessary for the operation of HOT-Nevada's business. HOT-Nevada is duly qualified to do business and is in good standing in all jurisdictions wherein the character of property it owns or the nature of the business it transacts makes such qualification necessary.

                  5.01.6 HOT-NVCORP is (a) a Nevada corporation which is duly organized, validly existing and in good standing; (b) has the power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (c) is in compliance with all material Requirements of Law, including, without limitation, all Requirements of Law necessary for the operation of HOT-NVCORP's business. HOT-NVCORP is duly qualified to do business and is in good standing in all jurisdictions wherein the character of property it owns or the nature of the business it transacts makes such qualification necessary.

         5.02 Authority; Authorization; Enforceable Obligations.

                  5.02.1 Each Borrower has the power, authority and legal right to make, deliver and perform this Agreement and the Loan Documents and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Loan Documents and to authorize the execution, delivery and performance of this Agreement and the Loan Documents. No further consent of any other Person (including partners, stockholders and creditors of either Borrower), and no further authorization of, notice to, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Loan Documents. This Agreement has been, and the Note will be, duly executed and delivered on behalf of each Borrower, and this Agreement constitutes, and each of the Loan Documents when executed and delivered will constitute, a legal valid and binding obligation of such Borrower enforceable against such Borrower substantially in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         5.02.2 Each Guarantor has the corporate power, authority and legal right to make, deliver and perform this Agreement and such Guaranty and has taken all necessary corporate action to authorize the guarantee of the Revolving Credit Loan on the terms and conditions of this Agreement and its Guaranty and to authorize the execution, delivery and performance of this

Agreement and its Guaranty. No further consent of any other Person (including stockholders and creditors of any Guarantor), and no further authorization of, notice to, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the Guaranty. This Agreement has been duly executed and delivered on behalf of each Guarantor, and this Agreement constitutes, and each Guaranty when executed and delivered will constitute, a legal valid and binding obligation of such Guarantor enforceable against such Guarantor substantially in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         5.03 No Legal Bar. The execution, delivery and performance of this Agreement and the Loan Documents, and the use of the proceeds of the borrowings hereunder, will not violate any Requirement of Law or any Contractual Obligation of the Borrowers or any Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         5.04 Financial Statements; No Material Adverse Effect.

                  (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Limited and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) reflect all material indebtedness and other liabilities, direct or contingent, of Limited and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                  (b) The unaudited consolidated financial statements of Limited and its Subsidiaries dated May 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Limited and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
Schedule 5.04 sets forth all material indebtedness and other liabilities, direct or contingent, of Limited and its consolidated Subsidiaries since May 31, 2003, including liabilities for taxes, material commitments and Indebtedness.

                  (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a Material Adverse Change.

         5.05 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers or the Guarantors overtly threatened against the Borrowers or the Guarantors or any of their respective properties or revenues with respect to this Agreement or the Loan Documents or any of the transactions contemplated hereby, which involve the probability of any judgment or liability not adequately covered by insurance and which, if adversely determined, could result in a Material Adverse Change.

         5.06 No Default. None of the Borrowers or the Guarantors is in Default under, or with respect to, any Contractual Obligation in any respect which could reasonably be expected to result in a Material Adverse Change. None of the execution of and delivery of the Loan Documents, the consummation of the transactions therein contemplated, and compliance with the terms and provisions thereof, will conflict with or result in a breach of, or require any consent (not theretofore obtained at the time the representation is made) under, applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement to which the Borrowers or the Guarantors is a party or by which it is bound, or to which it is subject.

         5.07 Ownership of Property; Liens. Each of the Borrowers and the Guarantors has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the business, operations, properties, or financial or other condition of the Borrowers or the Guarantors. The property of the Borrowers and the Guarantors is subject to no Liens, other than Liens permitted by Section 8.03.

         5.08 No Burdensome Restrictions. No Contractual Obligation of the Borrowers or the Guarantors and no Requirement of Law materially adversely affects, or insofar as the Borrowers or the Guarantors may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrowers or the Guarantors.

         5.09 Taxes. Each of the Borrowers and Guarantors has filed all material tax returns which, to their knowledge, are required to be filed with any domestic or foreign Governmental Authority, and has paid all taxes shown on said returns and all assessments which are due, except such taxes the payment of which is not yet due, or which if due, is not yet delinquent or is being contested in good faith by appropriate proceedings or which has not been finally determined. Except as reported in Guarantors' financial statements, Guarantors know of no claims by any Governmental Authority for any unpaid taxes, and the charges, accruals and reserves on the books of Guarantors in respect of all taxes and other governmental charges are, in the opinion of Guarantors, adequate in all respects.

         5.10 Insurance. The properties of the Borrowers and the Guarantors are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or Guarantor operates.

         5.11 Purpose of Loans. Borrowers do not own any "margin stock" within the meaning of Regulation U of the FRB (hereinafter called "margin stock"). None of the proceeds of the Revolving Credit Loan or any Letter of Credit will be used for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might make this transaction a "purpose" credit within the meaning of said Regulation U, as now in effect or as it may hereafter be amended. Neither Borrowers, nor any agent acting on their behalf, has taken or will take any action which might cause this Agreement or the Note to violate Regulation U, Regulation T or any other regulation of the FRB or to violate the Securities Exchange Act of 1934, as in effect now or as the same may hereafter be in effect on the date of the Revolving Credit Loan.

         5.12 Trade Names. Each Borrower and each Guarantor have all licenses, permits, patents, patent rights, trademark rights, trade names, trade name rights, and copyrights which are required in order for them to conduct their business as now conducted without known material conflict with the rights of others.

         5.13 Investment Company Act. None of the Borrowers, any Person that Controls the Borrowers, or any Guarantor (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.14 Disclosure. The Borrowers have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which they or any of the Guarantors is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrowers or the Guarantors to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and Guarantors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6. COLLATERAL SECURITY. The Loan is unsecured, but is guaranteed by the Guaranty executed by Guarantors.

7. AFFIRMATIVE COVENANTS

         Each Borrower and each Guarantor covenant and agree that so long as this Agreement, or any renewal, extension or modification hereof, remains in effect, or any Note remains outstanding and unpaid, or any Letter of Credit remains outstanding, or any liabilities are owing to Lender, Borrowers shall:

         7.01 Financial Statements; Reports. Deliver to Lender:

                  (a) Financial Statements of Limited. As soon as available, and in any event (i) within forty-five (45) days after the end of each of the first three (3) quarters of Limited's fiscal year, quarterly unaudited financial statements showing Limited's financial condition and the results of its operations for each such quarter on a consolidated and consolidating basis, and
(ii) annually within ninety (90) days after the end of each fiscal year, Limited's audited consolidated financial statements at the end of and for the entire fiscal year and Limited's unaudited consolidating financial statements at the end of and for the entire fiscal year. Such statements shall fairly present the result of Limited's operations for the period covered and Limited's financial condition as of the end of such period in accordance with GAAP consistently applied. Each quarterly financial statement shall be subject to the absence of footnotes and to normal year end adjustments and shall be certified by the President or Chief Financial Officer of Limited. Each annual statement shall be accompanied by (i) a report of independent certified public accountants acceptable to Lender, which report will not be qualified by reason of any audit limitations imposed by Limited, and, if required by Lender, (ii) a so-called "Management Letter" to Lender commenting on any accounting or financial deficiencies.

         Each quarterly financial statement shall set forth Limited's comparative quarterly and year-to-date balance sheet and income statement on a consolidated basis prepared in accordance with GAAP consistently applied.

                  (b) SEC Reports. Together with each delivery of each financial statement, a copy of all reports with or submitted to the Securities and Exchange Commission by Borrowers or Guarantors during the period covered by such financial statement, including, without limitation, Form 10-K -- Annual Report, and Form 10-Q -- Quarterly Report;

                  (c) Compliance Certificate. Together with each delivery of each financial statement, a Compliance Certificate from (x) HOT's General Partner or Chief Financial Officer and (y) HOT-Barbados' President or Chief Financial Officer, stating that (i) there exists no Event of Default or, if the same has occurred, stating the nature thereof, the period of existence thereof and what action the Borrowers have taken and proposes to take with respect thereto, and (ii) that no Default exists with respect to the payment of any debt of the Borrowers, any Affiliate, or, if the same has occurred, stating the nature thereof, the period of existence thereof and what action the Borrowers, or such Affiliate has taken or proposed to take with respect thereto.

         7.02 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, or in accordance with a plan of arrangement, as the case may be, all its debt and other obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith and by appropriate proceedings, or, when the amount involved exceeds the sum of $500,000.00, Lender has been furnished with a certificate of each Borrower's Chief Financial Officer stating that Borrowers have a bona fide defense to the debt being contested and that Borrowers are contesting such indebtedness in good faith.

         7.03 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to cause a Material Adverse Change.

         7.04 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         7.05 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7.06 Inspection of Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP, and all Requirements of Law, shall be made of all dealings and transactions in relation to their respective business and activities; and permit representatives of Lender, upon reasonable advance notice, to visit and inspect any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of each such party with their respective officers and employees and with their respective independent certified public accountants. Prior to a Default, such visits and inspections shall not unreasonably interfere with the business or operations of the Borrowers or the Guarantors.

         7.07 Notices. Promptly give notice to Lender in writing of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any default, or claim of default, with respect to any Contractual Obligation of Borrowers or Guarantors in excess of $500,000.00;

                  (c) any litigation, arbitration, administrative proceeding, or other proceeding affecting Borrowers or Guarantors in which (i) the amount involved is $500,000.00 or more, which involves the probability of any judgment or liability not adequately covered by insurance, or (ii) in which injunctive or similar relief is sought, and which, if adversely determined, could reasonably be expected to cause a Material Adverse Change;

                  (d) a change in the business, operations, property or financial or other condition of either Borrower which could reasonably be expected to cause a Material Adverse Change;

                  (e) the resignation or removal of Gerald J. Rubin as Chairman of the Board of Directors of HOTC, after the date of this Agreement;

                  (f) any material change in the method of computing its depreciation for either tax or book purposes, or make any other material change in its accounting method, at least fifteen (15) days prior to the effective date of such change; and

                  (g) the occurrence of any ERISA Event.

         Each notice pursuant to this Section 7.07 shall be accompanied by a statement of a senior officer setting forth details of the occurrence referred to therein and stating what action Borrowers propose to take with respect thereto.

         7.08 Payment of Expenses and Costs. Pay all costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees of its legal counsel) in connection with the enforcement or preservation of Lender's rights under the Loan Documents; and Borrowers will pay all costs and expenses (including, without limitation, the reasonable attorneys' fees of

Lender's legal counsel in excess of $7500) in connection with the preparation, execution and delivery of this Agreement and the other documents described herein and any and all amendments, modifications and supplements thereof or thereto, whether or not the transactions contemplated hereby are consummated.

         7.09 Amendments to Note Purchase Agreement. Give Lender written notice prior to amending that certain Amended and Restated Note Purchase and Guaranty Agreement dated effective December 31, 1996, by and among HOT, HOT-Barbados, HOT-Nevada, HOT-NVCORP, HOTC, Limited and certain note purchasers as further described therein, and to deliver copies of any such amendments to the Lender within ten (10) days following the date the amendment(s) is fully executed.

         7.10 Dividends. Have the right to declare and pay dividends on any shares of any class of its Stock, so long as no Event of Default has occurred and is continuing at the time of such payment, and so long as the making of such payment does not cause or create an Event of Default.

8. NEGATIVE COVENANTS

         Each Borrower and each Guarantor covenant and agree that so long as this Agreement, or any renewal, extension or modification hereof, remains in effect, or the Note remains outstanding and unpaid, or any Letter of Credit shall remain outstanding, or any liabilities are owing to Lender:

         8.01 Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not exceed 1.25 to 1.0, on a rolling four-quarter basis, measured at the end of each fiscal quarter beginning with the fiscal quarter ending November 30, 2003.

         8.02 Maximum Leverage Ratio. The Leverage Ratio shall not exceed 3.50 to 1.0, measured at the end of each fiscal quarter beginning with the fiscal quarter ending November 30, 2003.

         8.03 Liens. Neither Borrowers nor Guarantors shall grant, create, incur, assume, permit or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, except:

                  (a) liens for taxes not yet due, or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such party in accordance with GAAP;

                  (b) other Liens incidental to the conduct of its business or the ownership of its assets which (i) are expressly subordinated to all debt due Lender, and (ii) which do not in the aggregate materially detract from such party's ability to perform its obligations hereunder or in connection herewith;

                  (c) liens created by this Agreement, or hereafter granted to Lender for the benefit of Lender;

                  (d) purchase money Liens granted in connection with any purchase of equipment;

                  (e) liens, or any existing pledge of a deposit, securing the payment of senior debt by an Affiliate or Subsidiary to a foreign financial institution as disclosed in the financial statements delivered pursuant to
Section 5.04 of this Agreement or which may be granted or amended and may be disclosed from time to time by any such party.

         8.04 Operations. Neither Borrowers nor Guarantors shall materially change the nature of the business in which it is presently engaged.

         8.05 Law. Neither Borrowers nor Guarantors shall be in violation of any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority, or in breach of any agreement or instrument to which Borrowers nor Guarantors is a party or to which Borrowers nor Guarantors is subject or in Default thereunder, the breach or violation of which, or Default under which, could reasonably be expected to cause a Material Adverse Change.

         8.06 Overdrafts. Borrowers shall not use overdrafts or draw on uncollected funds instead of using the proceeds of the Revolving Credit Loan available under this Agreement. If such an event does occur, Borrowers agree to pay interest on such overdrafts and uncollected funds, in addition to any other charges applicable to such overdrafts and uncollected funds, at the Alternate Base Rate plus the Applicable Rate; provided, however, in no event shall the rate contracted for, charged to Borrowers, received, collected or reserved hereunder exceed the Highest Lawful Rate, and if application of the Alternate Base Rate as provided in this Section, or any other circumstances, would cause the rate of interest hereunder to exceed the Highest Lawful Rate, the rate of interest hereunder shall automatically be reduced to the Highest Lawful Rate.

         8.07 Merger. Without the written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, Borrowers or Guarantors shall not, and shall not permit any Subsidiary of any of them to, enter into any transaction of merger, consolidation, reorganization, exchange of Stock or assets, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that, for so long as no Event of Default has occurred and is continuing both before and after giving effect to any such transaction, (i) any Borrower may merge into the other Borrower, (ii) any Subsidiary may merge, or dissolve and liquidate into any of the Borrowers or any of the Guarantors, and (iii) any Subsidiary that is not a Borrower or Guarantor may merge, or dissolve or liquidate into or consolidate with any other Subsidiary that is not a Borrower or Guarantor.

         8.08 Management. Limited shall not, and shall not permit its Affiliates to change the duties and obligations of Gerald J. Rubin without the prior written consent of the Lender.

         8.09 Dispositions. Neither Borrowers nor Guarantors shall make any Disposition or enter into any agreement to make any Disposition, except:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of inventory in the ordinary course of business;

                  (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or

(ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

                  (d) so long as there exists no Default both before and after giving effect to any such transaction, Dispositions of property by any Subsidiary to the Borrowers or Guarantors;

                  (e) so long as there exists no Default both before and after giving effect to any such transaction, any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be a Borrower or a Guarantor.

                  (f) so long as there exists no Default both before and after giving effect to any such transaction, the Tactica Disposition;

                  (g) so long as (i) there exists no Default both before and after giving effect to any such Disposition and (ii) the assets being Disposed of generate less than 15% of Consolidated EBITDA calculated for the 12 month period immediately preceding such Disposition, Dispositions of assets (including Stock of a Subsidiary);

                  (h) so long as there exists no Default both before and after giving effect to any such transaction, Dispositions of assets (including Stock of a Subsidiary), not otherwise permitted in clauses (a) through (g) above, so long as the mandatory prepayment required pursuant to Section 2.06(b) hereof is made;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

         8.10 Investments. Neither Borrowers nor Guarantors shall make any Investments, except:

                  (a) Investments in the form of direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in any case maturing within three years after the acquisition thereof;

                  (b) Investments in bankers' acceptance, certificates of deposits or time deposits issued or accepted by any commercial bank organized under the laws of the United States of America, any state thereof, or the District of Columbia, and having combined capital, surplus and undivided profits of at least $1,000,000,000 and having (or having parent holding company that has) outstanding short term debt rated P-1 by Moody's Investor Service, Inc. or A-1 by Standard and Poor's Rating Group and long-term debt rated at least A by Moody's Investor Service, Inc. or Standard and Poor's Rating Group;

                  (c) Investments in commercial paper rated in one of the two highest rating categories by Moody's Investor Service, Inc. or by Standard and Poor's Rating Group and maturing not more than 270 days from the date of creation thereof;

                  (d) Investments in money market mutual funds that are classified as current assets in accordance with generally accepted accounting principles and that invest solely in Investments described in clauses (a) through (c) and of this definition maturing not more than one year after the acquisition thereof, which funds are managed by Persons having, or who are members of holding companies having, capital and surplus in excess of $100,000,000;

                  (e) advances to officers, directors and employees of the Borrowers and Guarantors in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

                  (f) Investments of the Borrowers in any Guarantor and Investments of any Guarantor in the Borrowers or in another Guarantor;

                  (g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                  (h) Investments as a result of Acquisitions, if each of the following conditions has been satisfied: (i) immediately before and after giving effect to such Acquisition, no Default shall have occurred and be continuing,
(ii) the aggregate Acquisition Consideration for any single Acquisition (whether in one transaction or a series of related transactions) shall not exceed $100,000,000, (iii) such Acquisition shall not be opposed by the board of directors or similar governing body of the Person or assets being acquired and
(iv) if the Acquisition results in a domestic Subsidiary being acquired, such domestic Subsidiary shall execute and deliver to the Lender (x) a counterpart of the Guaranty or such other document as Lender shall deem appropriate for such purpose, (y) such documents of the types referred to in clause (b) of Section
4.01 and (z) a favorable opinion of counsel to such Person located in the jurisdiction of organization of such Person, in form, content and scope reasonable satisfactory to Lender; and

                  (i) so long (i) as the assets and cash flows of the Borrowers and Guarantors, taken together, comprise at least 75% of the assets and cash flows of Limited and its Subsidiaries as of the date of the most recent financial statements delivered to the Lender pursuant to Section 7.01(a) and
(ii) there exists no Default or Event of Default and no Default or Event of Default would result therefrom, Investments not otherwise permitted to be made pursuant to clauses (a) through (h).

         8.11 Transactions with Affiliates. Neither the Borrowers nor the Guarantors shall enter into any transaction of any kind with any Affiliate of Limited, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrowers or Guarantors as would be obtainable by the Borrowers or the Guarantors at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         8.12 Use of Proceeds. The Borrowers and the Guarantors shall not use the proceeds of any Loan or Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         8.13 Burdensome Agreements. None of the Subsidiaries shall enter into a Contractual Obligation that limits the ability of any Subsidiary to (a) make any dividend or other distribution

(whether in cash, securities or other property) to the Borrowers or any Guarantors or (b) otherwise transfer property to the Borrowers or any Guarantors.

9. EVENTS OF DEFAULT

         9.01 Events of Default. The following shall be Events of Default under this Agreement:

                  (a) The Borrowers shall fail to pay within two (2) business days after receipt of notice of nonpayment any amount of principal of any Loan or any L/C Obligation, or any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

                  (b) any representation or warranty made or deemed made by any Borrower or any Guarantor herein or which is contained in any certificate, document or financial or other statement furnished at anytime under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) any Borrower or Guarantor fails to perform or observe any other covenant or agreement (except for Borrowers' covenants as to (i) notices as set forth in Section 7.07, and (ii) negative covenants as set forth in
Section 8 hereof) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days following the earlier of Borrowers' or Guarantors' knowledge thereof or written notice by the Lender to the Borrowers; or

                  (d) any Borrower or any Guarantor shall (i) default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or (ii) default in its payments according to a plan of arrangement, composition or readjustment of its debts or any other event shall occur, the effect of which default or other event is to cause, or permit the holder or holders of any Indebtedness or beneficiary or beneficiaries of any Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, any Indebtedness or Contingent Obligation outstanding in an aggregate principal amount of at least $500,000 to become due, repurchased or repaid prior to its stated maturity; or

                  (e) any Borrower or any Guarantor shall commence any case, proceeding or other action relating to it in bankruptcy or seek reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or any Borrower or any Guarantor shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or any Borrower or any Guarantor shall make an assignment for the benefit of creditors; or

                  (f) any case, proceeding or other action against any Borrower or any Guarantor shall be commenced in bankruptcy or any Borrower or any Guarantor shall seek reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, custodian or trustee of any Borrower or any Guarantor or for all or a substantial part of its property shall be appointed; or a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of any Borrower or any Guarantor; and in each such case such condition shall continue for a period of sixty (60) days undismissed, undischarged or unbonded; or

                  (g) one or more judgments or decrees shall be entered against any Borrower or any Guarantor involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000.00 or more and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (h) upon the occurrence of an Event of Default under the terms of, and as defined in, that certain Amended and Restated Note Purchase and Guaranty Agreement dated effective December 31, 1996, among Borrowers, Guarantors and certain named purchasers, regarding the purchase of 7.01% Guaranteed Senior Notes due January 5, 2008; or

                  (i) (x) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

                  (j) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder, ceases to be in full force and effect; or any of the Borrowers or Guarantors or any other Person contests in any manner the validity or enforceability of any Loan Document; or any of the Borrowers or Guarantors denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (k) there occurs any Change of Control with respect to either of the Borrowers.

         9.02 Remedies Upon Event of Default. Upon the occurrence of any Event of Default, any or all of the following actions may be taken by Lender: (a) declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; (b) declare the Revolving Credit Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby expressly waived, except as otherwise expressly provided herein; (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (d) exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans and make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

10. MISCELLANEOUS

         10.01 Amendment; Waivers. Borrowers and Lender may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or the Note or changing in any manner the rights of Lender or of Borrowers hereunder or thereunder.

         10.02 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         10.03 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE AND APPLICABLE FEDERAL LAW. THE PROVISIONS OF CHAPTER 346 OF THE FINANCE CODE OF TEXAS ARE SPECIFICALLY DECLARED BY THE PARTIES HERETO NOT TO BE APPLICABLE TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.04 Survival of Representation and Warranties. All representations and warranties made by Borrowers and Guarantors hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

         10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Guarantors and Lender, all future holders of the Note and their respective successors and assigns, except that Borrowers may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender.

         10.06 Severability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

         10.07 Descriptive Headings. The Section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

         10.08 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         10.09 No Liability. Lender shall not be deemed to be a partner or a joint venturer of Borrowers or an agent or principal of Borrowers, nor shall it be liable for the performance or Default of any party other than Lender. Nothing, including, without limitation, any advance of any of the proceeds of the Revolving Credit Loan, or any acceptance of any document, shall be construed as a representation or warranty of any kind by Lender.

         10.10 Indemnification by the Borrowers. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE LENDER AND ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY COMMITMENT, LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), OR (C) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, SETTLEMENT OF, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE TO THE EXTENT SUCH CLAIM IS BROUGHT BY A THIRD PARTY; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. NO INDEMNITEE SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH

(WHETHER BEFORE OR AFTER THE CLOSING DATE). ALL AMOUNTS DUE UNDER THIS SECTION
10.10 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

         10.11 Assignment. Neither this Agreement, nor the Loan proceeds shall be assignable by Borrowers without the prior written consent of Lender and any attempt at any such assignment without such consent shall be void and at the option of Lender be deemed a Default hereunder.

         10.12 No Third Party Beneficiaries. This Agreement is made for the sole and exclusive benefit of Borrowers and Guarantors. No other person, firm, corporation or entity shall have any right of action, claim for relief or benefit from this Agreement, nor shall this Agreement be construed to establish any fund, loan, or payment for the benefit of anyone not a party hereto.

         10.13 Notices. All notices, requests and demands to or upon the respective parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, when deposited in the mail, postage prepaid, certified mail, return receipt requested. The mailing address of each party for the purpose of this Section 10.13 is as follows:

HOT

Helen of Troy L.P.
1 Helen of Troy Plaza
El Paso, Texas 79912
Attn: Chairman, CEO and President

HOT - Barbados

Helen of Troy Limited
Whitepark House
White Park Road
P.O. Box 836 E
Bridgetown, Barbados
Attn: Chairman, CEO and President

Limited

Helen of Troy Limited
Clarendon House
2 Church Street
P.O. Box HM 1022
Hamilton HM DX, Bermuda
Attn: Chairman, CEO and President

HOT - Nevada

HOT Nevada, Inc.
639 Isbell Road, Suite 390
Reno, NV 89509
Attn: Chairman, CEO and President

HOT - NVCORP

Helen of Troy Texas Corporation
1 Helen of Troy Plaza
El Paso, Texas 79912
Attn: Chairman, CEO and President

HOTC

Helen of Troy Texas Corporation
1 Helen of Troy Plaza
El Paso, Texas 79912
Attn: Chairman, CEO and President

With a copy to:

Office of the General Counsel
1 Helen of Troy Plaza
El Paso, Texas 79912

Lender

Bank of America, N.A.
Commercial Bank Group
700 Louisiana Street
Houston, Texas 77002
Attention: Gary Mingle, Senior Vice President

         10.14 Joint and Several Liability. Each Borrower shall be jointly and severally liable to the Lender for the faithful performance of all of the obligations of the Borrowers under this Agreement and the other Loan Documents to which they are a party.

         10.15 Sale of Participations. Lender reserves the right in its sole discretion, and at its sole expense, without notice to Borrowers or Guarantors, to sell participations or assign its interest, or both, in all or any part of the Revolving Credit Loan, the Note or the Commitment to Affiliates of the Lender or to any other financial institution; provided that so long as no Event of Default has occurred and is continuing, Lender shall continue to be the "lead lender" or "manager" of the Revolving Credit Loan, Note and Commitment. Lender shall provide Borrowers with written notice of any such sales of participations or assignments.

         10.16 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.17 ENTIRE AGREEMENT. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED TO BE EFFECTIVE as of September 22, 2003, regardless of the date actually signed.

HELEN OF TROY L.P., a Texas limited partnership

By:  HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner



By:   /S/ Gerald J. Rubin
   -----------------------------------------------
Name: Gerald J. Rubin
Title: Chairman, CEO and President


HELEN OF TROY LIMITED, a Barbados corporation

By:   /S/ Gerald J. Rubin
   -----------------------------------------------
Name: Gerald J. Rubin
Title: Chairman, CEO and President



BORROWERS


BANK OF AMERICA, N.A.


By:   /S/ Gary L. Mingle
   -----------------------------------------------------------
Name: Gary L. Mingle
Title Senior Vice President

LENDER

                              BANK OF AMERICA, N.A.

                               HELEN OF TROY L.P.

                              HELEN OF TROY LIMITED

                           REVOLVING CREDIT LOAN NOTE

El Paso, Texas                 September 22, 2003                 $50,000,000.00

         FOR VALUE RECEIVED, HELEN OF TROY L.P., a Texas limited partnership, duly organized under the laws of the State of Texas and HELEN OF TROY LIMITED, a Barbados corporation organized under the laws of the country of Barbados (collectively, "Makers"), promises to pay to the order of BANK OF AMERICA, N.A. ("Lender") on or before September 21, 2004 (the "Termination Date"), at 700 Louisiana Street, Houston, Texas, 77002, or at such other location as Lender may designate, in immediately available funds which at the time of payment is lawful money of the United States of America, the lesser of (i) the principal sum of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (the "Maximum Loan Total") or
(ii) the aggregate unpaid principal amount of loans made by Lender hereunder (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by Lender and Makers with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date.

         Terms used herein but not defined herein shall have the meanings given to them in the Agreement (defined below).

         The Loans may be either Alternate Base Rate Loans or Eurodollar Loans. Makers shall pay interest on each Alternate Base Rate Loan at a rate per annum equal to the lesser of (i) the Alternate Base Rate plus the Applicable Rate, or
(ii) the Highest Lawful Rate, which interest shall be due and payable quarterly, on each Interest Payment Date. Makers shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Eurodollar Rate (as hereinafter defined) plus the Applicable Rate, or (ii) the Highest Lawful Rate, which interest shall be due and payable quarterly, on each Interest Payment Date.

         Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate, or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand.

         For purpose of this Note, "Agreement" means the Loan Agreement, dated as of September 22, 2003, by and among Lender and Borrowers, and all exhibits appended thereto, as the same may be from time to time amended, supplemented or modified.

         The unpaid principal balance of this Note at any time shall be the total of all Loans made by Lender to or for the benefit of Makers which are outstanding on the Business Day on which such borrowing is to be made, less (i) the amount of all payments of principal made hereon by or for the account of Makers and (ii) the aggregate unpaid principal amount of all Letters of Credit which are outstanding on the Business Day on which such borrowing is to be made. Lender's records shall serve as presumptive evidence of any and all amounts outstanding hereunder.

         Upon the occurrence of an Event of Default, as defined in the Agreement, any or all of the following actions may be taken by Lender: (a) declare the Commitment, as defined in the Agreement, to be terminated forthwith, whereupon the Commitment shall immediately terminate; (b) declare the unpaid principal balance of all Loans, all accrued and unpaid interest thereon and all other amounts payable under this Note to be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration, or further notice of any kind, except as required by the Agreement, all of which are hereby expressly waived by Makers, except as otherwise expressly provided herein; (c) require that the Makers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (d) exercise all rights and remedies available to it under the Loan Documents or applicable law.

         Upon the occurrence of an Event of Default, as defined in the Agreement, if this Note is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, Makers agree to pay attorneys' fees and all costs and expenses.

         This Note is issued by Makers to evidence Loans outstanding from time to time not to exceed the Maximum Loan Total in the aggregate pursuant to a $50,000,000.00 revolving line of credit (the "Revolving Line of Credit") extended by Lender to Makers. Lender is not obligated in any way to make any Loan or Loans, or any advances hereunder, except as provided in the Agreement, and this Note is subject to all of the terms and conditions of the Agreement.

         Makers warrant and represent to Lender, and to all other owners and/or holders of any indebtedness evidenced hereby, that advances evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 342 of the Texas Finance Code.

         Makers warrant and represent to Lender and to all other owners or holders of this Note that no amounts advanced or borrowed hereunder shall be used for the purchase or carrying of any "margin stock" within the meaning of Regulation "U" of the FRB, as in effect on the date hereon.

         Except as otherwise specified in this Note, Makers and any and all co-makers, endorsers, guarantors and sureties hereby severally waive presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, and all other demands and notices of any nature or type whatsoever, except as required by the Agreement in connection with the delivery, acceptance, performance, default, dishonor or enforcement of, or entry of judgment in connection with this Note, and further waive the filing of suit hereon for the purpose of fixing liability.

         This Note shall be deemed to be a contract made under the laws of the State of Texas and (except as provided hereinabove with regard to applicability of federal law) shall be governed by and construed in accordance with such laws.

         Anything in this Note to the contrary notwithstanding, Makers shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law, and (ii) any unearned interest paid by Makers or any interest paid by Makers in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to Makers or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Lender or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to Lender (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by this Note all interest at any time contracted for, charged or received by Lender in connection therewith.

          EACH MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE, ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH MAKER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED TO BE EFFECTIVE as of September 22, 2003, regardless of the date actually signed.



HELEN OF TROY LP., a Texas limited partnership

By: HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

By:   /S/ Gerald J. Rubin
     ---------------------------------------------------------
Name: Gerald J. Rubin
Title: Chairman, CEO and President

HELEN OF TROY LIMITED, a Barbados corporation


By:   /S/ Gerald J. Rubin
   -----------------------------------------------------------
Name: Gerald J. Rubin
Title: Chairman, CEO and President


MAKERS


Acknowledged for purposes of notice pursuant to Texas law by:
BANK OF AMERICA, N.A.

By:   /S/ Gary L. Mingle
    ----------------------------------------------------------
Name: Gary L. Mingle
Title: Senior Vice President